Exhibit 99.1

NEWS RELEASE

Contacts:	Investors:	Media:
	Brad Samson	Audrey Mautner
	949-719-2220	303-495-7197
	brad.samson@trizetto.com	audrey.mautner@trizetto.com

TriZetto Appoints Former AT&T and IBM Executive Kathleen Earley

As President and Chief Operating Officer

NEWPORT BEACH, Calif. – November 8, 2004 –The TriZetto Group, Inc.’s (Nasdaq: TZIX) Chairman and CEO Jeff Margolis today announced that Kathleen Earley has joined the company as president and chief operating officer. Leveraging her experience leading innovation-based technology businesses, Earley will direct TriZetto’s revenue development organization and all operating units. Margolis will return his focus to industry vision, strategy and planning, but emphasized that he will remain active in customer account development. All corporate departments will continue to report to him.

“Kathleen led the growth of the most innovative new business groups at AT&T and has generated outstanding operating results in some of the most hyper-competitive industries,” said Margolis. “We look forward to her proven leadership experience and the sales, product creation, strategy and partner development skills she brings to TriZetto.”

“The U.S. healthcare industry is being pushed and pulled by many conflicting forces,” said Earley. “There is tremendous change afoot that requires advanced information technology solutions, and TriZetto is helping lead the transformation. I am excited by the opportunity to help shape these innovations and grow a profitable business.”

Earley most recently was a corporate senior vice president and the president of AT&T Data/Internet Services. Credited with taking AT&T to the Internet, she led the development and growth of AT&T’s Internet and data services businesses to leading market shares and the highest traffic of any carrier. Prior to joining AT&T, Earley was director of IBM’s Multimedia Alliances/High Performance Computing division and led Digital Domain, a digital production studio that specialized in advanced computer visual effects. She began her career in sales at IBM and grew through management positions in national accounts, planning and strategy, and Prodigy. Earley currently sits on the boards of several small cap technology companies.

Earley will be located at TriZetto’s Greenwood Village, Colo. facility. She holds Master of Business Administration in Finance and Bachelor of Science in Accounting degrees from the University of California, Berkeley.

About TriZetto

TriZetto serves the payer market, which is comprised primarily of national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company offers a broad portfolio of information technology products, including software, services and consulting, tailored to the needs of healthcare payers. Headquartered in Newport Beach, Calif., TriZetto can be reached at 949-719-2200 or www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future net revenues, profits, and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, and TriZetto’s operational capabilities. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of our customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s investor relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of November 8, 2004. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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